UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934(Amendment No. )

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[√]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

MediaREADY, Inc.

(Name of Registrant As Specified in Charter)

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MediaREADY, Inc.

888 East Las Olas Boulevard

Suite 710

Fort Lauderdale, Florida 33302

Dear Shareholders:

We are writing to advise you that we intend to amend our Articles of Incorporation to:

•	change the name of our company,
•	undertake a 1:40 reverse stock split,
•	increase the number of our authorized shares of common stock and the number of our authorized shares of preferred stock; and
•	to correct a previous ministerial error related to the par value of our common stock.

This action was approved on January 30, 2008 by our Board of Directors. In addition, on February [  ], 2008 the holders a majority of our issued and outstanding voting securities have approved this action, with an effective date as soon as possible but not less than 20 days from the date this information statement is first mailed to our shareholders. Our majority shareholders approved this action by written consent in lieu of a special meeting in accordance with the relevant section of the Florida Business Corporations Act.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 607.0704 of the Florida Business Corporations Act and Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about February [  ], 2008

Please feel free to call us at 954-527-7780 should you have any questions on the enclosed Information Statement.

For the Board of Directors of

MediaREADY, Inc.

By: /s/ V. Jeffrey Harrell

V. Jeffrey Harrell, CEO and President

MediaREADY, Inc.

888 East Las Olas Boulevard

Suite 710

Fort Lauderdale, Florida 33301

Telephone: (954) 527-7780

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

THE MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of MediaREADY, Inc. in connection with the adoption of an amendment to our Articles of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting.

On January 30, 2008 our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) which when effective will:

•	change our corporate name to China Logistics Group, Inc.,
•	effect a 1:40 reverse stock split of our issued and outstanding common stock,
•	increase our authorized preferred stock from 5,000,000 shares to 10,000,000 shares and increase our authorized common stock from 200,000,000 shares to 500,000,000 shares, and
•	to correct a previous ministerial error related to the par value of our common stock.

The full text of the Amendment is attached to this Information Statement as Exhibit A. This action will become effective as soon as possible but not less than 20 days after the date this information statement is first mailed to our shareholders (the “Effective Date”) in accordance with the written consent of the holders of a majority of our issued and outstanding voting securities and the filing of the Amendment with the Secretary of State of Florida in accordance with the relevant sections of the Florida Business Corporations Act.

The Board of Directors have fixed February [  ], 2008 as the record date for determining those of our shareholders entitled to receive this information statement.

Our voting securities consist of our common stock and our Series A Preferred Stock. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 250 votes on all matters brought to a vote of our shareholders, and our common stock and Series A Preferred Stock vote together as a group. As of January 25, 2008 there were 199,961,626 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock issued and outstanding. Mr. V. Jeffrey Harrell, our sole officer and director, together with the holders of our Series A Preferred who collectively own approximately 56.9% of our outstanding voting securities which is in excess of the required majority of our outstanding securities entitled to vote on the Amendment, have executed a written consent approving the Amendment. The holders of our Series A Preferred Stock include Messrs. Hui Liu and Wei Chen, executive officers and minority shareholders of our subsidiary Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Jiajia”), as well as two employees of that company.

The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporations Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

This Information Statement is first being mailed on or about February [  ], 2008 to our shareholders and is being delivered to inform you of the corporate actions described herein in accordance with Section 607.0704 of the Florida Business Corporation Act and Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our shareholders under Florida law as a result of the adoption of the Amendment.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUR PRINCIPAL SHAREHOLDERS

At January 25, 2008 there were 199,961,626 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock issued and outstanding. Our common stock and Series A Preferred Stock are our only classes of our voting securities. Each share of common stock has one vote per share, and each share of Series A Preferred Stock has 250 votes per share, on all matters submitted to a vote of our shareholders. While our Series B Preferred Stock does not carry any voting rights, it is immediately convertible at the option of the holders into an aggregate of 518,000,000 shares of our common stock. The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;
•	each director;
•	each executive officer; and
•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 888 East Las Olas Boulevard, Suite 710, Fort Lauderdale, Florida 33301.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from January 25, 2008 upon the exercise of preferred stock, options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of January 25, 2008, have been exercised or converted.

	Amount and Nature of Beneficial Ownership(1)
	Common Stock		Series A Preferred Stock		Percentage
Name	No. of Shares	% of Class	No. of Shares	% of Class	of Vote

V. Jeffrey Harrell	6,003,440	3.0%	0	n/a	1.3%
All officers and directors as a group (one person)	6,003,440	3.0%	0	n/a	1.3%
Wei Chen (2)	128,000,000	39.0%	625,000	62.5%	34.7%
Xiangfen Chen (3)	0	n/a	125,000	12.5%	6.9%
Hui Liu (4)	0	n/a	125,000	12.5%	6.9%
Bing Liu (5)	0	n/a	125,000	12.5%	6.9%
China Direct, Inc. (6)	372,500,000	66.5%	0	n/a	46.0%
Weidong Wang (7)	14,000,000	6.5%	0	0	0%
Dragon Venture (Shanghai) Capital Management Co., Ltd. (8)	96,000,000	32.4%	0	0	0%

*          represents less than 1%

(1)       The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

(2)       Mr. Wei Chen is an executive officer and minority shareholder of Jiajia. Mr. Chen’s address is 8 S. Henan Road Lane 1001 Apt. 3404, Shanghai, China 200000.

(3)       Mr. Xiangfen Chen is an employee of Jiajia and is no relation to Mr. Wei Chen. Mr. Chen’s address is Yindu Plaza Suite1405, 9 Haitian Road, Huli District, Xiamen City, Fujian Province, China 361006.

(4)       Mr. Hui Liu is an executive officer and minority shareholder of Jiajia. Mr. Liu’s address is Golden Plaza North Building Suite 1618B, 20 Middle Hongkong Road, Qingdao, China, 266071.

(5)       Mr. Bing Liu is an employee of Jiajia and is no relation to Mr. Hui Liu. Mr. Liu’s address is Jiulong Road Jinda Garden Building 4 Unit 1 Floor 5, Hexi District, Tianjin City, China 300204.

(6)       The shares of our common stock shown beneficially owned by China Direct, Inc. includes:

•	10,000,000 shares of common stock held of record by Capital One Resource Co., Ltd., a wholly owned subsidiary of CDI China, Inc., which is in turn a wholly owned subsidiary of China Direct, Inc.,
•	2,500,000 shares of common stock held of record by China Direct Investments, Inc., a wholly-owned subsidiaries of China Direct, Inc.,
•	180,000,000 shares of common stock underlying shares of Series B Preferred Stock owned by record by Capital One Resource Co., Ltd., and
•

180,000,000 shares of common stock underlying shares of Series B Preferred Stock to be issued to China Direct Investments, Inc. Under the terms of the consulting agreement entered into with China Direct, Inc. in December 2007, we agreed to issue it 450,000 shares of our Series B Preferred Stock as compensation for services to be rendered, which such shares are to be issued on or before June 30, 2008. However, as pursuant to the terms of the agreement even if the agreement should be terminated prior to its expiration such compensation will be payable, under the rules of the SEC, China Direct Investments, Inc. is deemed to beneficially own such securities.

China Direct, Inc.’s address is 5301 North Federal Highway, Suite 170, Boca Raton, Florida 33487. Dr. James Wang, Mr. Marc Siegel and Mr. David Stein, executive officers of China Direct, Inc., hold voting and dispositive control over securities owned by China Direct, Inc. in their capacities of Chief Executive Officer, President and Chief Operating Officer, respectively.

(7)       Mr. Wang is the beneficial owner of 35,000 shares of our Series B Preferred Stock. The number of shares of common stock owned by Mr. Wang represents shares issuable upon conversion of such shares. Mr. Wang’s address is 7 Lane 1776 Hongqiao Road Suite 302, Shanghai, China 200336..

(8)       Dragon Venture (Shanghai) Capital Management Co., Ltd. is the record owner of 240,000 shares of our Series B Preferred Stock. The number of shares of common stock owned by Dragon Venture (Shanghai) Capital Management Co., Ltd. represents shares issuable upon conversion of such shares. Dragon Venture (Shanghai) Capital Management Co. Ltd. is a subsidiary of Dragon Capital Group Corp. Mr. Lawrence Wang, the CEO of Dragon Capital Group Corp., has voting and dispositive control over securities owned by Dragon Venture (Shanghai) Capital Management Co., Ltd. by virtue of his position as CEO of Dragon Capital Group Corp. Dragon Venture (Shanghai) Capital Management Co. Ltd.’s address is 335 Guo Ding Road, 2 Building, Suite 2009, Shanghai, China 200433.

THE AMENDMENT

On the Effective Date, the Amendment will:

•	change our corporate name to China Logistics Group, Inc.,
•	effect a 1:40 reverse stock split of our issued and outstanding common stock,
•	increase our authorized preferred stock from 5,000,000 shares to 10,000,000 shares and increase our authorized common stock from 200,000,000 shares to 500,000,000 shares, and
•	correct a previous ministerial error related to the par value of our common stock.

Name change

The Amendment will change the name of our company from MediaREADY, Inc. to China Logistics Group, Inc. On December 31, 2007 we acquired 51% of Jiajia, a Chinese limited liability company. While following our acquisition of a majority of Jiajia, we intend to continue our historic efforts in the development of new products and services within the media convergence business entertainment marketplace, Jiajia’s operations will represent the majority of our business. We chose a new name based on what we feel will best represent our new business direction.

Reverse stock split

The Amendment will also effect a 1:40 reverse split of our issued and outstanding common stock. At January 25, 2008 we had 199,961,626 shares of our common stock issued and outstanding. The Amendment provides that each forty (40) shares of our common stock outstanding immediately prior to the Effective Date of the Amendment (the “Old Shares”) will be automatically converted into one (1) share of our common stock (the “New Shares”), thereby reducing the number of outstanding shares of our common stock to approximately 4,999,041 shares, subject to rounding.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “MRED.” On January 29, 2008 the last sale price of our common stock was $0.022 per share. Our Board of Directors believes that the low per-share market price of our common stock impairs the acceptability of our common stock to certain members of the investing public. Because of the current low price of our common stock, our credibility as a viable business enterprise could be negatively impacted.

Because brokerage commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of investors to purchase our common stock at its current price levels.

The reverse stock split will affect all of the holders of our common stock uniformly. Any fractional share existing as a result of the reverse stock split will be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the reverse stock split. On the Effective Date of the Amendment, each shareholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding common shares as the shareholder held prior to the Effective Date of the Amendment.

As a result of the reverse stock split, on the Effective Date of the Amendment the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the reverse stock split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders’ equity. All share and per share information will be retroactively adjusted following the Effective Date of the Amendment to reflect the reverse stock split for all periods presented in future filings. The reverse stock split will increase the number of shareholders who own odd-lots, which is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The reverse stock split will have the following effects upon our common stock:

•	The number of shares owned by each holder of common stock will be reduced forty fold;
•

The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced from 199,961,626 shares to approximately 4,999,041 shares, subject to rounding;

•	The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;
•

The stated capital on our balance sheet attributable to the common stock will be decreased 40 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

•

All outstanding warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, 40 times fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the reverse stock split.

While the reverse stock split will not effect the voting rights of the Series A Preferred Stock or the number of outstanding shares of either the Series A Preferred Stock or Series B Preferred Stock, the reverse stock split will effect the conversion ratios of the Series A Preferred Stock and Series B Preferred Stock. Each share of Series A Preferred Stock is presently convertible into 100 shares of our common stock. On the Effective Date, each share will be convertible into 2.5 shares of our common stock. Each share of Series B Preferred Stock, which such series does not have any voting rights, is presently convertible into 400 shares of our common stock. On the Effective Date, each share of Series B Preferred will be convertible into 10 shares of our common stock.

The New Shares will be fully paid and non-assessable. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.

Increases in authorized common stock and preferred stock

Our authorized capital presently consists of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of the Series A Preferred Stockholders and Series B Preferred Stockholders, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Our preferred stock is “blank check” preferred which means our Board of Directors, without further shareholder approval, can issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock can differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors can also authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding. The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

On December 31, 2007, we filed an amendment of our Articles of Incorporation creating a series of 1,000,000 shares of Series A Preferred Stock and 1,295,000 shares of Series B Preferred Stock. All of the shares of Series A Preferred Stock and 120,000 shares of the Series B Preferred Stock were issued to the owners of Jiajia in connection with the acquisition of 51% of that company and the remaining 1,175,000 of the shares of Series B

Preferred Stock were issued or will be issued to individuals or entities which either acted as finders in that transaction or are otherwise providing consulting services to us. The two owners of Jiajia subsequently transferred an aggregate of 25% of the shares of Series A Preferred Stock to two of Jiajia’s employees in consideration of their prior service to that company.

The designations, rights and preferences of the Series A Preferred Stock are as follows:

•	the shares have a liquidation preference of $0.001 per share,
•	holders of the Series A Preferred Stock are not entitled to any dividends and the shares are not subject to redemption,
•	each share entitles the holder to 250 votes at any meeting of our stockholders and such shares will vote together with our common stockholders, and
•	each share is presently convertible into 100 shares of our common stock, subject to proportional adjustment for stock splits and dividends.

The designations, rights and preferences of the Series B Preferred Stock are as follows:

•	the shares have a liquidation preference of $0.001 per share,
•	holders of the Series B Preferred Stock are not entitled to any dividends and the shares are not subject to redemption,
•	the shares do not carry any voting rights, and
•	each share is presently convertible into 400 shares of our common stock, subject to proportional adjustment for stock splits and dividends.

At January 25, 2008 we had outstanding:

•	199,961,626 shares of our common stock,
•	1,000,000 shares of Series A Preferred Stock which are presently convertible into 100,000,000 shares of common stock; and
•	845,000 shares of our Series B Preferred Stock which are presently convertible into 338,000,000 shares of our common stock.

In addition, as described earlier in this information statement under “Principal Shareholders” we are obligated to issue China Direct, Inc. 450,000 shares of our Series B Preferred Stock which is convertible into 180,000,000 shares of our common stock. As set forth above, on the Effective Date as a result of the reverse stock split the number of shares into which the Series A Preferred Stock and Series B Preferred are convertible will be proportionally reduced to 2,500,000 shares and 12,950,000 shares, respectively.

In addition, we may be obligated to issue an indeterminable number of shares of our common stock upon the conversion of a note to Mr. David Aubel, a stockholder of our company, in the amount of $2,291,685 which represents funds previously advanced to us to fund our operations. The note, which is convertible at a per share discount of 60% of the fair market value of our common stock subject to certain volume limitations, is collateralized by our assets, bears interest at 8% per annum and is payable on demand. Presently, the note holder is limited in the in his ability to convert the note to a total of 9% of our issued and outstanding common stock per quarter with each individual conversion not exceeding 5% of our then issued and outstanding common stock.

In conjunction with our acquisition of Jiajia, the note holder agreed to convert all amounts due under this obligation into shares of our common stock at a conversion price of $0.02 per share which will result in the issuance by us of approximately 114,584,250 shares. In addition, we owe our CEO accrued compensation of $418,498. Mr. Harrell has agreed to converted this obligation into shares of our common stock at a conversion price of $.018 per share which will result in the issuance of 23,249,889 shares of our common stock. In both instances, the conversion price of the obligations will be proportionately adjusted as a result of the reverse stock split described earlier in this Information Statement.

We do not presently have a sufficient number of authorized but unissued shares of our common stock available for issuance to permit the conversion of either the Series A Preferred Stock or the Series B Preferred Stock, the conversion of the related party note payable or the conversion of the accrued compensation due Mr. Harrell. While the number of our outstanding shares of common stock will be reduced from 199,961,626 shares to approximately 4,999,041 shares as a result of the reverse stock split, our Board of Directors has determined that it is in the best interests of our company to increase the number of authorized shares of common stock and preferred stock to an amount sufficient to satisfy our current obligations as well as shares which may be used by our Board of Directors in future periods as it deems appropriate or necessary. The additional shares could be used, among other things, for the acquisitions of companies or assets, for public or private financings to raise additional capital for these newly acquired operations or for grant under various stock incentive plans or other benefit plans which we may adopt in the future. Except as described herein, there are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock or preferred stock.

Correction in the par value of our stock

The Amendment will also correct a previous ministerial error related to the par value of our stock. Our original Articles of Incorporation as filed with the Secretary of State of Florida on August 22, 1997 provide that our authorized capital consisted of 50,000,000 shares of common stock, par value $0.001 per share. When we amended our Articles of Incorporation on May 8, 2006 to increase the number of authorized shares of common stock to 200,000,000 and to create a series of blank check preferred stock consisting of 5,000,000 shares our Articles of Amendment contained a typographical error which stated that the par value of our common stock was no par and did not specify a par value for our preferred stock. This error was discovered in connection with the preparation of this Information Statement. We have always attributed a par value of $0.001 per share to both our common stock and preferred stock and our financial statements have historically been prepared on this basis. The Amendment will correct this ministerial error and specify that the par value of both our common stock and preferred stock is $0.001 per share. This correction will have no effect on any of our outstanding shares or on our financial statements.

Effect of the Amendment

Because the Amendment will increase the number of authorized shares of our common stock and preferred stock, coupled with a decrease in the number of outstanding shares of common stock, the overall effect will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board of Directors in its sole discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

The holders of our Series A Preferred Stock which are executive officers and minority shareholders of our Jiajia subsidiary, as well as the holders of our Series B Preferred Stock, which includes an executive officer and minority shareholder of our Jiajia subsidiary as well as third parties, will benefit from the adoption of the Amendment as the Amendment will have no effect on the voting rights of either the Series A Preferred Stock or Series B Preferred Stock. Of the 1,295,000 shares of Series B Preferred Stock which are presently outstanding or which we have agreed to issue, 120,000 shares are held by Mr. Wei Chen, an executive officer and minority shareholder of our Jiajia subsidiary, 900,000 shares (including 450,000 shares we have agreed to issue) are held or will be held directly and indirectly by China Direct, Inc., (AMEX: CDS) and 240,000 shares are held by Dragon Venture (Shanghai) Capital Management Co., Ltd. Dragon Venture (Shanghai) Capital Management Co., Ltd. is a subsidiary of Dragon Capital Group Corp. (Pink Sheets: DRGV). Mr. Lawrence Wang, the CEO of Dragon Capital Group Corp., is the brother of Dr. James Wang, the CEO of China Direct, Inc. China Direct, Inc. owns approximately 20% of the issued and outstanding shares Dragon Capital Group Corp.

Because the reverse stock split and increases in the number of authorized shares of our common stock and preferred stock results in an increased number of authorized but unissued shares of our common stock and/or preferred stock which are available for issuance by our company, the Amendment may also be construed as having an anti-takeover effect. Although the Amendment was not adopted for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote. Such uses of our securities could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the Board. We are not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

Manner of Effecting the Amendment

The name change of our company, reverse stock split and increase in our authorized shares of common stock and preferred stock will be effected by the filing of the Amendment with the Secretary of State of the State of Florida. The Amendment will specify the effective date of the Amendment will be February [  ], 2008 which is 20 days after this Information Statement was first mailed to our shareholders.

The record date for the reverse split is February [  ], 2008 and the effective date of the reverse stock split will be the Effective Date of the Amendment. No scrip or fractional shares will be issued. Fractional shares will be rounded up to the nearest whole share. We will bear the costs of the issuance of the additional stock certificates.

Our common stock, which is quoted on the OTC Bulletin Board under the symbol MRED, will be quoted at the post-split price on the Effective Date of the Amendment. Prior to the Effective Date of the Amendment we will make an announcement of the new trading symbol for our common stock post-split.

Following the Effective Date of the Amendment, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the name change, reverse stock split and change in our capitalization, but this in no way will effect the validity of your current share certificates. The reverse split will occur on the Effective Date of the Amendment without any further action on the part of our shareholders. After the Effective Date of the Amendment, each share certificate representing Old Shares will be deemed to represent 1/40th share of our common stock. Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent, Interwest Transfer Company, Inc. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates.

Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a shareholder has held their existing pre-split shares will be included in the total holding period.

Certain Federal Income Tax Consequences

The reverse stock split should not result in any recognition of gain or loss. The holding period of the New Shares will include the shareholder’s holding period for the corresponding Old Shares owned prior to the reverse stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a shareholder’s original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the reverse stock split.

No Dissenter’s Rights

Under Florida law shareholders are not entitled to dissenter’s rights of appraisal with respect to the Amendment.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

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MediaREADY, INC.

By: /s/ V. Jeffrey Harrell

V. Jeffrey Harrell, CEO and President

EXHIBIT A

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

MEDIAREADY, INC.

(Under Section 607.0602 of the Florida Business Corporation Act)

The undersigned, being the President and Chief Executive Officer of MEDIAREADY, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the “Corporation”), bearing document number P97000072970, does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Florida Business Corporation Act:

WHEREAS, as provided in the Corporation’s Articles of Incorporation, the name of this Corporation is MediaREADY, Inc.

WHEREAS, that by virtue of the authority contained in the Articles of Incorporation of the Corporation, the Corporation has authority to issue 200,000,000 shares of common stock and 5,000,000 shares of preferred stock issuable in such series and with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors of which 1,000,000 shares have been designated as Series A Preferred Stock and 1,295,000 shares have been designated as Series B Preferred Stock.

WHEREAS, the Corporation presently has issued and outstanding 199,961,626 shares of common stock, 1,000,000 shares of Series A Preferred Stock and 845,000 shares of Series B Preferred Stock.

Name Change

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors be and hereby amends the Corporation’s Articles of Incorporation to change the name of the Corporation from MediaREADY, Inc. to China Logistics Group, Inc., and be it

RESOLVED, that Article I of the Corporation’s Articles of Incorporation – NAME – be and the same hereby is replaced, in its entirety, by the following:

ARTICLE I

NAME

The name of this Corporation is China Logistics Group, Inc.

Reverse Stock Split and Change in Authorized Shares

RESOLVED, that immediately upon the effectiveness of these Articles of Amendment, the number of issued and outstanding shares of the Corporation’s common stock shall be combined on the basis of one (1) share for each forty (40) shares issued and outstanding immediately prior to the effectiveness of such Articles of Amendment, with all fractional shares rounded up to the nearest whole share; and be it

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RESOLVED, the Board of Directors be and hereby amends the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 shares to 500,000,000 shares and increase the number of authorized shares of preferred stock from 5,000,000 shares to 10,000,000 shares and to specify that the par value of each of the common stock and preferred stock shall be $0.001 per share; and be it

RESOLVED, that the first paragraph of Article IV of the Corporation’s Articles of Incorporation – SHARES – be and the same hereby replaced, in its entirety, by the following:

ARTICLE IV

SHARES

This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock which this Corporation is authorized to issue is 500,000,000 shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is 10,000,000 shares, par value $0.001.

RESOLVED, that this Amendment shall not amend or otherwise affect the designations, rights and preference of the Corporation’s Series A Preferred Stock or Series B Preferred Stock as set forth in the Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State of Florida on December 31, 2007 other than as may be specifically provided for therein.

The foregoing resolutions and these Articles of Amendment were adopted by the Board of Directors of the Corporation by Unanimous Written Consent in Lieu of Meeting dated January 30, 2008, and by the holders of a majority of the Corporation’s issued and outstanding voting securities by Written Consent in Lieu of Meeting dated February [  ], 2008, which represented the minimum number of votes which would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted pursuant to the Florida Business Corporation Act.

Effective Date

These Articles of Amendment shall become effective after close of business on February [  ], 2008.

IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, has executed these Articles of Amendment as of February_________, 2008.

MEDIAREADY, INC.

By:_______________________________

V. Jeffrey Harrell,

President and Chief Executive Officer

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